PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                            [Canyon View Apartments]



                                     BETWEEN



                           CANYON VIEW JOINT VENTURE,
                      an Arizona Joint Venture Partnership
                                       and
                         CANYON VIEW EAST JOINT VENTURE,
                      an Arizona Joint Venture Partnership,
                                   as Seller,



                                       AND



                        TUCSON REALTY HOLDING CO., INC.,
                             a Delaware corporation,
                                  as Purchaser

                                                       -39-
LA980570.058
                                TABLE OF CONTENTS

Paragraph/Topic

Recitals   1

Section 1.  Definitions....................................................  2

Section 2.  Purchase and Sale..............................................  4

Section 3.  Purchase Price.................................................  4

Section 4.  Closing........................................................  5

Section 5.  Conditions to Closing........................................... 8

Section 6.  Title and Survey............................................... 11

Section 7.  Representations and Warranties................................. 13

Section 8.  Purchaser's Acceptance of Property As-Is....................... 19

Section 9.  Seller's Covenants............................................. 20

Section 10.  Prorations.................................................... 21

Section 11.  Transfer Taxes; Title Charges;
                 Other Closing Costs and Escrow Cancellation............... 23

Section 12.  Risk of Loss.................................................. 24

Section 13.  Condemnation.................................................. 25

Section 14.  Default....................................................... 26

Section 15.  Notices....................................................... 28

Section 16.  Time of Essence............................................... 29

Section 17.  Termination of Agreement...................................... 29

Section 18.  Governing Law; Jurisdiction; Venue............................ 29

Section 19.  Counterparts and Facsimile Signatures......................... 29

Section 20.  Captions...................................................... 29

Section 21.  Assignability................................................. 30

Section 22.  Binding Effect................................................ 30

Section 23.  Modifications; Waiver......................................... 30

Section 24.  Entire Agreement.............................................. 30

Section 25.  Partial Invalidity; Further Assurances........................ 31

Section 26.  Survival...................................................... 31

Section 27.  No Third-Party Rights......................................... 31

Section 28.  Attorneys' Fees............................................... 31

Section 29.  Broker........................................................ 31

Section 30.  Opening of Escrow............................................. 32

Section 31.  Exhibits...................................................... 32

Section 32.  Form of Title Policy.......................................... 32

Section 33.  No Partnership or Other Liability............................. 33

Section 34.  General Provisions Regarding Title Company.................... 33

Section 35.  Conditions to Seller's Performance.............................34


                                LIST OF EXHIBITS

         .........A        --       Legal Description
         .........B        --       Diagram of the Property and Improvements
         .........C        --       Schedule of Personal Property
         .........D        --       Form of Special Warranty Deed
         .........E        --       Form of Bill of Sale
         .........F        --       Form of Assignment of Leases
         .........G        --       Assignment of Tradename and Trademark Rights
         .........H        --       Form of Assignment of Intangible Property
         .........I        --       Form of Tenant Letters
         .........J        --       Certificate of Rent Roll
         .........K        --       Form of Non-Foreign Affidavit
         .........L        --       Form of Affidavit of Value

LA980570.058
                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                             Canyon View Apartments

         This Purchase and Sale Agreement and Escrow Instructions (Agreement) is entered into as of February 19, 1998 (Effective Date), by and between Canyon View Joint Venture, an Arizona joint venture partnership, and Canyon View East Joint Venture, an Arizona joint venture partnership (collectively, Seller), and Tucson Realty Holding Co., Inc., a Delaware corporation (Purchaser), with reference to the following:

                                    Recitals

         A........Seller is the owner of:

         (1)......the  land (Real Property) in Tucson (the City),  Arizona,  and located at 6655 Canyon Crest Drive. The Real Property is more particularly described in Exhibit A and generally depicted on Exhibit B attached hereto and incorporated herein by this reference and is commonly known as Canyon View Apartments;

         (2)......all  structures,  buildings,  improvements and fixtures on the
Real Property (collectively, Improvements), including without limitation an apartment complex consisting of 264 units (the Units) situated in twenty-seven
(27) buildings (the Complex) together with all equipment, appliances, and amenities used in connection with the Complex;

         (3)......certain   personal  property  on  the  Real  Property  or  the
Improvements or personal property used primarily in connection with the operation and maintenance of the Real Property or the Improvements, more particularly described in Exhibit C attached hereto and incorporated herein by this reference (Personal Property);

         (4)......all of Seller's  interest in all leases and other  agreements, if any, to occupy all or any portion on the Units, as amended from time to time (such leases and agreements being sometimes collectively referred to in this Agreement as Leases);

         (5)......all  of  Seller's  interest,  if any,  in  mineral,  water and irrigation rights, if any, running with or otherwise pertaining to the Real Property; and,

         (6)......all  intangible  property  used in  connection  with  the Real
Property, the Improvements or the Personal Property, including but not limited to the trade names Canyon View and Canyon View East and related trademarks and associated good will (collectively the Tradename) used in connection with the Real Property or the Improvements (but not any tradename utilizing the term "L'Auberge"); plans and specifications in possession, custody or control of Seller or its property manager that were prepared in connection with the construction of the Improvements; all hereditaments, privileges, tenements and appurtenances pertaining to the Real Property; all Seller's rights to open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in any way affecting the Real Property; all currently effective and transferable licenses, permits and warranties for the Real Property, the Improvements and the Personal Property; and all written contracts and guarantees running in favor of Seller in effect at Closing as approved by Purchaser that relate in any way to the Property (Contracts) (collectively, Intangible Property).

         The Real Property, the Improvements, the Personal Property, the Leases and the Intangible Property are sometimes collectively referred to in this Agreement as the Property.

         B........Purchaser  desires to purchase the Property  from Seller,  and
Seller desires to sell the Property to Purchaser, on the terms and conditions set forth in this Agreement.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                             Section 1. Definitions.

         As used in this  Agreement,  the  following  terms  shall be defined in
Section 1:

         Agreement is defined in the preamble.

         Approved Exceptions is defined in Section 6(b).

         Business Day means a calendar day on which banks in Phoenix, Arizona shall be open to transact business (other than by automated teller or similar equipment).

         City is defined in Recital A(1).

         Closing is defined in Section 4(a).

         Closing Date is defined in Section 4(a).

         Code is defined in Section 4(c)(viii).

         Complex is defined in Recital A(2).

         Contracts is defined in Recital A(6).

         Court is defined in Section 5(a)(1).

         Disapproval Notice is defined in Section 6(b).

         Disapproved Exceptions is defined in Section 6(b).

         Due Diligence Period is defined in Section 5(a).

         Effective Date is defined in the preamble.

         Earnest Money is defined in Section 3(b).

         Escrow is defined in Section 4(a).

         ERISA is defined in Section 7(d).

         Hazardous Material is defined in Section 7(a)(vi).

         Improvements is defined in Recital A(2).

         Intangible Property is defined in Recital A(6).

         Leases is defined in Recital A(4).

         Loss Threshold is defined in Section 12(b).

         Opening of Escrow is defined in Section 30.

         Personal Property is defined in Recital A(3).

         Preliminary Report is defined in Section 6(a).

         Property is defined in Recital A.

         Purchase Price is defined in Section 3.

         Purchase Transaction is defined in Section 2.

         Purchaser is defined in the preamble.

         Purchaser's Event of Default is defined in Section 14(a).

         Real Property is defined in Recital A(1).

         Seller is defined in the preamble.

         Seller's actual knowledge is defined in Section 7(a).

         Seller's Broker is defined in Section 29.

         Seller's Disclosure Documentation is defined in Section 5(a)(ii).

         Seller's Event of Default is defined in Section 14(b).

         Studies is defined in Section 5(a)(i).

         Survey is defined in Section 6(c).

         Survival Items is defined in Section 5(a).

         Tenants is defined in Section 4(b).

         Tenant Letters is defined in Section 4(c)(vi).

         Title Company is defined in Section 3(a).

         Title Policy is defined in Section 6(a).

         Tradename is defined in Recital A(6).

         Unit is defined in Recital A(2).

                          Section 2. Purchase and Sale.

         In consideration of the mutual covenants contained in this Agreement, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, on the terms and conditions hereinafter set forth (the Purchase Transaction).

                           Section 3. Purchase Price.

         The purchase price for the Property shall be Sixteen Million Seven Hundred Fifty Thousand and No/100 Dollars ($16,750,000.00) (Purchase Price). The Purchase Price shall be payable as follows:

         (a) The sum of Two Million and No/100 Dollars ($2,000,000.00) shall be tendered to Seller in the form of Purchaser's check or wire transfer made payable to Chicago Title Insurance Company (Title Company) simultaneously with the Opening of Escrow (Earnest Money). The Earnest Money shall be deposited with and held by Title Company in accordance with this Agreement. Purchaser shall concurrently with its deposit of the Earnest Money furnish its Federal Taxpayer Identification No. to Title Company. The Earnest Money shall be invested by Title Company in a federally insured, daily interest-bearing account as directed by Purchaser, and all interest shall become part of the Earnest Money. As long as the conditions precedent in Section 5(a) shall have been satisfied or otherwise waived, in writing, by Purchaser and Seller does not default in the performance of its obligations under this Agreement, the Earnest Money shall be applied against the Purchase Price at the Closing or, if a Purchaser's Event of Default exists under this Agreement, immediately disbursed to Seller pursuant to
Section 14 as Seller's agreed and total liquidated damages, it being acknowledged and agreed by Purchaser and Seller that it would be extremely difficult or impossible to determine Seller's exact damages. If a Seller's Event of Default exists under this Agreement and Purchaser elects to terminate this Agreement, the Earnest Money together with accrued interest thereon shall be immediately released to Purchaser. In the event this Agreement is terminated or cancelled as provided herein, the parties agree to execute such documentation as may reasonably be requested by Title Company to effectuate the release of the Earnest Money to the party entitled thereto.

         (b) On or before the Closing Date, Purchaser shall deposit with Title Company, in immediately available funds in addition to the Earnest Money, the sum necessary to make the total consideration equal to the Purchase Price, plus or minus prorations and closing costs, in accordance with this Agreement, which funds are to be held in escrow by Title Company until cancellation of this Agreement as provided in this Agreement or paid to Seller at the Closing.

                               Section 4. Closing.

         (a) The purchase and sale of the Property (Closing) shall be consummated through an escrow established by the Title Company (Escrow) that shall close at Title Company's office by 5:00 p.m. MST on the date (Closing
Date) that is the later of five (5) Business Days after the expiration of the Due Diligence Period (as defined below) and five (5) Business Days after the consents required in Section 35(b) below shall have been obtained unless such Closing Date is extended pursuant to this Agreement or otherwise by written agreement signed by the parties.

         (b) Prior to or at the Closing, Purchaser shall pay the Purchase Price as set forth in Section 3(c) above into the Escrow, Purchaser and Seller shall execute and deliver into Escrow all necessary documents and Seller shall deliver marketable fee title free and clear of all liens, encumbrances, or judgments and possession of the Property to Purchaser free and clear of all tenants or occupants other than the tenants of the Units under the Leases (Tenants).

         (c) On or before the Closing Date, Seller shall deliver into Escrow the following documents and things:

                     (i) a Special Warranty Deed, in recordable form and properly executed and acknowledged on behalf of Seller, conveying to Purchaser the Real Property and the Improvements in fee simple, subject only to the Approved Exceptions, in substantially the form attached hereto as Exhibit D and incorporated herein by this reference;

                    (ii) a Bill of Sale executed by Seller transferring to Purchaser the Personal Property, with a warranty of title only. No warranty of condition or fitness for any use or purpose will be made. The Bill of Sale shall be substantially in the form attached hereto as Exhibit E and incorporated herein by this reference;

                   (iii) a duly executed Assignment of Leases that assigns and transfers to Purchaser, as of the Closing, all of Seller's interests under the Leases and that contains an assumption by Purchaser of Seller's obligations under the Leases, including without limitation obligations relating to security deposits. The Assignment of Leases shall be substantially in the form attached hereto as Exhibit F and incorporated herein by this reference;

                    (iv) a duly executed Assignment of Tradename and Trademark Rights that assigns and transfers all of Seller's interest in the Tradename. The Assignment of Tradename and Trademark Rights shall be substantially in the form attached hereto as Exhibit G and incorporated by reference;

                     (v) a duly executed and acknowledged Assignment of Intangible Property that assigns and transfers to Purchaser as of the Closing all of Seller's interests to the Intangible Property and the Contracts substantially in the form attached hereto as Exhibit H and incorporated herein by this reference;

                    (vi) a form of letter to Tenants (Tenant Letters) at the Real Property and Improvements that instruct the Tenants, after the Closing Date, to pay rent to Purchaser and to recognize Purchaser as the new lessor under their respective Leases substantially in the form attached hereto as Exhibit I attached hereto and incorporated by reference;

                   (vii) originals or, if originals are not available, complete copies, of all Leases and amendments thereto and tenant files in the possession of Seller or its property manager, together with a Certificate of Rent Roll substantially in the form of Exhibit J attached hereto and incorporated herein by this reference dated as of the Closing Date and certified no later than five (5) days prior to the Closing Date;

                  (viii) Seller's affidavit that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the Code) substantially in the form attached hereto as Exhibit K and incorporated by reference as prescribed by Treas. Reg. 1.1445-2(b). If Seller does not timely furnish the Non-Foreign Affidavit, Purchaser may withhold (or direct Title Company to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller;

                    (ix) a duly executed and acknowledged Affidavit of Value substantially in the form attached hereto as Exhibit L and incorporated by reference; and

                     (x) termination notices that terminate, as of the Closing Date, all of the management services and leasing contracts for the Improvements as selected by Purchaser in accordance with this Agreement;

                    (xi) delivery by Seller to Purchaser at Closing of the security deposits under the Leases, less any portion that has not been applied, in the form of a credit in favor of Purchaser against the Purchase Price;

                   (xii) delivery by Seller to Purchaser at Closing of a complete list of the names, addresses and telephone numbers of all contractors, subcontractors and materials suppliers known to Seller or its property manager and who worked on or supplied materials in regard to the Improvements within the last twelve (12) months prior to Closing;

                  (xiii) Seller, at Seller's cost and prior to Closing, paying in full all real estate commissions which may be due from Seller in regard to the Leases, including any commission due in regard to any of the Leases which commissions shall be due and payable on or before Closing or within three (3) months after Closing. In this regard, Seller shall deposit with Title Company, for delivery to Purchaser at Closing, written documentation signed by the applicable real estate brokers that such commissions, if any, to be paid by Seller have been paid in full;

                   (xiv) Seller, at Seller's cost, completing by Closing all improvements, if any, to the Units required under the respective Leases and, in the event any Unit is vacated by a Tenant up to (but not including) the fifth (5th) Business Day prior to the Closing, refurbishing such Unit to a "tenant-ready" condition;

                    (xv) delivery by Seller to Purchaser at Closing of any plans, specifications and contracts relating to the Property in any material respect that had not previously been delivered by Seller to Purchaser; and

Purchaser shall have obtained or otherwise received at Closing evidence that all transaction privilege taxes, sales taxes and personal property taxes of the Property, if any, have been paid to the day immediately prior to the Closing Date or that such payment has been adequately provided for, such evidence to be in the form of tax clearance certificates from the City of Tucson and the State of Arizona.

If the foregoing conditions or any other condition to Purchaser's obligation to close the Purchase Transaction as set forth in this Agreement have not been satisfied by the specified date or Closing, as the case may be, then Purchaser shall have the right, at Purchaser's sole option, exercisable by written notice to Seller and Title Company but subject to Seller's right to satisfy any such condition identified in writing by Purchaser within five (5) Business Days following Seller's receipt of such written notice, to cancel this Agreement, whereupon the Earnest Money plus interest shall be paid immediately by Title Company to Purchaser and, except for any Survival Items (as defined below), neither Purchaser nor Seller shall have any further liability or obligation under this Agreement.

                        Section 5. Conditions to Closing.

         In addition to the other conditions to the completion of the Purchase Transaction, Seller and Purchaser agree that the Closing is subject to the satisfaction, approval or waiver, in writing, by Purchaser, in Purchaser's reasonable discretion, of the following conditions contained in this Section 5:

         (a)      Purchaser's due diligence conditions shall be the following:

                   (i) the conduct and approval of any inspection, investigation and approval, deemed necessary by Purchaser in Purchaser's reasonable discretion and at Purchaser's sole cost and expense, of any physical, structural, geological and environmental or other condition of the Property (including without limitation the availability of access, utility services, zoning, environmental risks, engineering and soil conditions) deemed necessary by Purchaser to determine the feasibility of acquiring the Property (collectively, the Studies). In the event Purchaser withdraws from the Purchase Transaction for any reason whatsoever other than pursuant to Section 35(a) below, Purchaser shall immediately deliver to Seller each and all of the Studies prepared or undertaken by or for the benefit of Purchaser in connection therewith. The Studies shall include, but not be limited to, Purchaser's right to:
         (i) review and approve the Survey (as defined below), the Leases and the Contracts; and (ii) meet and confer with Seller's property manager. For the purpose of conducting physical inspections by Purchaser, Seller agrees to provide full and complete access to the Property at reasonable times, upon not less than two (2) Business Days' notice to Seller or to Seller's property manager, up to and including the Closing Date. Purchaser shall conduct such inspections in a nondisruptive manner as to the Tenants and in compliance with any applicable legal requirements and shall in no event conduct destructive testing of the Real Property and the Improvements without Seller's prior written consent, which consent may be granted or withheld in Seller's sole discretion. Purchaser agrees to defend, indemnify and hold Seller, Seller's agents and employees, and the Property harmless from and against any losses, costs, damages, claims or liabilities, including but not limited to mechanics' and materialmen's liens, personal injury or death, property damage and attorneys' fees and costs, arising from or otherwise relating to Purchaser's entry upon the Property for the aforementioned purposes under this subsection. Purchaser shall immediately repair any damage caused by such inspection and shall restore the Real Property and the Improvements to their condition prior to such testing. Purchaser's indemnity, hold harmless and repair obligations under this Section shall survive the termination or expiration of this Agreement or the Closing, as applicable, for a period of twelve (12) months after which Purchaser's obligations shall automatically terminate unless prior to the end of the twelve-month period, Seller shall have brought suit against Purchaser in the Pima County, Arizona Superior Court or the United States District Court for the District of Arizona located in Phoenix, Arizona (either, the Court) to enforce Purchaser's indemnity, hold harmless and repair obligations.

                   (ii) subject to Seller's delivery obligations under Section 5(b), inspection and approval, in Purchaser's reasonable discretion, of all documents relating to the Property that are in the possession of Seller or its property manager or under their custody or control (collectively, Seller's Disclosure Documentation), all of which shall be made available at all reasonable times after Opening of Escrow to Purchaser at the Property for Purchaser's inspection and copying at Purchaser's sole cost and expense. The information made available to Purchaser by Seller under this subsection shall not be released or otherwise disclosed by Purchaser to any third parties other than to Purchaser's attorneys, accountants or in-house property evaluation personnel, consultants or engineers or to any prospective partner of, or lender to, Purchaser in connection with the Purchase Transaction or as required by law or court order. If the Purchase Transaction does not close for any reason, Purchaser and Purchaser's agents, representatives, attorneys and accountants shall refrain from disclosing such information to any third party whatsoever. Purchaser shall defend, indemnify and hold Seller harmless (which indemnification shall survive the termination or expiration of this Agreement) for all loss, damage or expense incurred by Seller because of any unauthorized disclosure of such information by Purchaser or Purchaser's attorneys, accountants or in-house property evaluation personnel; provided, however, that Purchaser's indemnity and hold harmless obligations shall only exist for a period of twelve (12) months after the effective date of such termination or expiration after which Purchaser's obligations shall automatically terminate unless prior to the end of the twelve-month period, Seller shall have brought suit against Purchaser in the Court to enforce Purchaser's indemnity and hold harmless obligations.

During the period commencing with the Opening of Escrow (as defined below) and ending at 5:00 p.m. (MST) on the fourteenth (14th) day thereafter (Due Diligence Period), Purchaser shall have the right to examine and investigate to Purchaser's reasonable satisfaction the physical, financial and legal status of the Property and the Seller's Disclosure Documentation. In the event Purchaser notifies Seller in writing within the Due Diligence Period with reasonable particularity that one or more of the conditions in Section 5(a) and 6(b) shall not have been satisfied or otherwise waived by Purchaser, this Agreement shall terminate at the end of the final day of the Due Diligence Period. Upon termination of this Agreement, the Earnest Money, together with accrued interest thereon, shall be immediately refunded to Purchaser by Title Company, both Seller and Purchaser shall be released from all further obligations under this Agreement (excluding the indemnity, hold harmless and repair obligations of Purchaser under Section 5(a)) and neither Seller nor Purchaser shall be subject to a claim by the other for damages of any kind, except for Purchaser's indemnity, hold harmless and repair obligations provided in Section 5(a) of this Agreement and in other indemnity provisions of this Agreement, if any (a Survival Item). In the event Purchaser fails to notify Seller in writing within the Due Diligence Period that one or more of such conditions shall not have been satisfied or waived by Purchaser, each of such conditions shall conclusively be deemed to have been disapproved.

         (b) Seller agrees to make available and to cause its property manager to make available at the Property to Purchaser or Purchaser's agents or employees all information requested by Purchaser in writing that is in the possession, custody or control of Seller or its property manager relating to the leasing, operating, maintenance, construction, repair, zoning, platting, engineering, soil tests, water tests, environmental tests, construction, master planning, architectural drawings and like matters regarding the Property as part of Seller's Disclosure Documentation.

         (c) Seller's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing, and Seller shall have performed each and every obligation to be performed by Seller under this Agreement prior to or at the Closing.

                          Section 6. Title and Survey.

         (a) Within five (5) Business Days following the Opening of Escrow, Seller shall cause Title Company to deliver to Purchaser a current title insurance commitment from Title Company covering the Property, together with full and legible copies of all supporting documents (collectively, Preliminary Report). The Preliminary Report is to be preliminary to the extended coverage owner's policy of title insurance to be issued to Purchaser by Title Company insuring Purchaser's fee simple title to the Property in the amount of the Purchase Price (the Title Policy). Seller shall pay only the premium for a standard owner's policy in the amount of the Purchase Price with the Purchaser to pay all additional costs in regard to extended coverage, if elected by Purchaser, and for all endorsements, if any, required by Purchaser.

         (b) In addition to the contingencies set forth in Section 5, Purchaser shall have to the end of the Due Diligence Period to disapprove, in writing, any exceptions to title shown on the Preliminary Report or reflected on the Survey (as defined below) (collectively, Disapproved Exceptions) and to provide Seller and Title Company with notice of disapproval in writing describing the defect with reasonable particularity (Disapproval Notice). In the event Purchaser fails to deliver a Disapproval Notice to Seller and Title Company within the Due Diligence Period, all such exceptions to title shall be deemed to have been disapproved. Within ten (10) Business Days after Seller's receipt of the Disapproval Notice, if any, Seller shall notify Purchaser whether Seller intends to remove the Disapproved Exceptions. If Seller notifies Purchaser in writing within such ten-day period that Seller intends to eliminate the Disapproved Exceptions, Seller shall do so prior to or at the Closing. If Seller fails to notify Purchaser in writing within such ten-day period that Seller intends to eliminate all of the Disapproved Exceptions or Seller elects to eliminate some but not all of the Disapproved Exceptions, Purchaser may, by notifying Seller and Title Company within five (5) Business Days after the later of (i) Purchaser's receipt of Seller's notice to Purchaser or (ii) the end of Seller's ten-day notice period, elect either to terminate this Agreement or to take title to the Property subject to the Disapproved Exceptions that Seller has not undertaken to remove. It shall be a condition to Purchaser's obligations hereunder that Title Company issue the Title Policy at the Close of Escrow insuring marketable fee title to the Real Property in Purchaser in the amount of the Purchase Price, subject only to the following matters (collectively, Approved Exceptions):

                    (i) a lien for current real property taxes or general or special assessments not then delinquent;

                   (ii) matters affecting title to the Property not disapproved by Purchaser in accordance with this Section 6(b); and

                  (iii) matters affecting title to the Property created by or with the consent of Purchaser.

         (c) Seller, at Seller's sole cost, shall deliver to Purchaser and Title Company on or before 5:00 p.m. MST on or before February 10, 1998, a certified ALTA survey of the Property (the Survey) to be completed by a surveyor licensed in the State of Arizona, whereupon the legal description in the Survey as approved by Buyer shall control over the description in Exhibit A to the extent they may be inconsistent. The Survey shall be certified to Purchaser and Title Company and shall set forth the legal description and boundaries of the Property and all easements, encroachments and Improvements thereon and shall comply with all requirements of Title Company in regard to Title Company's issuance of the Title Policy. In the event Seller's delivery of the Survey is delayed beyond February 10, 1998, the Due Diligence Period shall be extended for the same period of delay, if any, beyond such date as Purchaser's sole remedy.

                   Section 7. Representations and Warranties.

         (a) As used herein, "Seller's actual knowledge" shall mean the actual knowledge of Stephen B. Boyle, the president of the corporate general partner of the general partner of the managing venturer of Seller, without any duty of inquiry. Seller represents and warrants to Purchaser, as of the Effective Date and again as of the Closing Date, as follows:

                           (i) that to Seller's actual knowledge, Seller has received no notice from any governmental authority of (A) any pending or threatened zoning, building, fire or health code violations or violations of other governmental regulations concerning the Property or the operation of the Property that has not previously been corrected or
         (B) any pending or threatened condemnation of the Property or any part of the Property. Seller further covenants that if Seller should receive any such notice prior to the Closing Date, Seller will provide Purchaser with copies of the notice promptly following the receipt thereof by Seller. As an additional condition precedent to Closing, Seller agrees to use reasonable efforts to correct any matters disclosed in any such notice on or before Closing; provided, however, that Seller need not expend more than an aggregate amount of Ten Thousand Dollars ($10,000) for such corrections. If any such matter(s) cannot be corrected by Seller by Closing, Seller shall give Purchaser a credit at Closing for the amount reasonably estimated by Seller and Purchaser required to correct the matter(s), but in no event more than Ten Thousand Dollars ($10,000). If the estimated cost to correct the matter(s) is greater than Ten Thousand ($10,000) and Seller, by written notice to Purchaser, elects not to correct the matter(s) prior to Closing, Purchaser may deliver written notice of termination of this Agreement to Seller and Title Company whereupon this Agreement shall terminate and the Earnest Money shall be immediately returned to Purchaser, unless Purchaser, in Purchaser's sole discretion, elects in writing to pay the excess required to correct the matter(s);

                          (ii) that to Seller's actual knowledge, no legal actions are pending or threatened against the Property, nor are there any violations of building codes or other statutes affecting the use, operation, occupancy and enjoyment of the Property;

                         (iii) that to Seller's actual knowledge, there exist no violations of any statutes, ordinances, regulations or administrative or judicial orders or holdings, whether or not appearing in public records, with respect to the Improvements or the Property, and the present use of the Property complies with existing zoning laws and ordinances;

                          (iv) that to Seller's actual knowledge, Seller has received no notices from insurers of defects in the Improvements which have not been corrected;

                           (v) that to Seller's actual knowledge, there exist no continuing, pending or threatened public improvements that would result in a tax assessment or other similar charge being levied or assessed against the Property;

                          (vi) that Seller has disclosed to Purchaser all information, records and studies for the Property in the possession, custody or control of Seller or its property manager concerning any hazardous or toxic substance or material (as defined under any federal, state or local law, statute, rule, regulation or ordinance) (Hazardous Material) that are or have been stored, handled, disposed of or released in, on or about the Property;

                         (vii) that to Seller's actual knowledge, Seller has not participated in or approved, and there has not occurred, any contamination of or release or disposal of any Hazardous Material in, on or about the Property;

                        (viii) that no leases or other agreements for occupancy are in effect for the Property except for the Leases as described on the rent roll attached hereto as Exhibit J;

                          (ix) that to Seller's actual knowledge, Seller is not in default in the performance of its obligations under any of the Leases, and that Seller will not be in default thereunder as a result of the passage of time.

                           (x)   that  to   Seller's   actual   knowledge,   all
         mechanical,   electrical,  structural  and  plumbing  systems  for  the
         Property are in good operating condition;

                          (xi) that there exist no (A) agreements or arrangements pursuant to which goods, services, water, equipment, labor, supplies or any other items are being or will be furnished to the Property, except as relate to the Intangible Property or to standard arrangements for utility and maintenance services; (B) agreements other than the Leases whereby any person or entity holds any right, license or privilege to possess or use the Property; and (C) licenses, franchises or permits issued or required for the ownership of the Property;

                         (xii) that to Seller's actual knowledge, there exist no agreements or understandings relating to the Property, except for this Agreement and the agreements (if any) shown as exceptions to the title to the Property;

                        (xiii) that the Purchase Transaction will not in any material respect violate any other agreements to which Seller is a party;

                         (xiv) that prior to Closing or any earlier termination of this Agreement, Seller will not enter into or execute any employment, management or service contract with respect to the Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless such contract so entered by Seller shall provide that such contract can be terminated by Seller, or Seller's successor, at any time without penalty, upon not more than thirty (30) days' prior written notice to the other party thereto. When any such contracts are fully executed, Seller shall deliver a copy thereof to Purchaser;

                          (xv) that no default of Seller exists under any of the Contracts and, to Seller's actual knowledge, no default of the other parties exists under any of the Contracts. Between the Effective Date and the Closing Date, or any earlier termination of this Agreement, Seller, without Purchaser's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, shall not amend, modify in any material respect (such as increasing or decreasing the term or monetary obligations thereunder) or terminate any Contract or Lease or waive any substantial right thereunder;

                         (xvi) that except as  expressly  provided  otherwise in
         Section 35 below, no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder. Without limiting the generality of the foregoing, no consent of any third party is required in order for Seller to assign the Contracts to Purchaser;

                        (xvii) that except for any item to be prorated at Closing in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's construction, use, ownership, or operation of the Property up to Closing shall be paid in full by Seller on or before Closing;

                       (xviii) that all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at Closing in accordance with this Agreement) have been paid or will be so paid by Seller prior to Closing;

                         (xix) that between the Effective Date and later of the Closing Date or any earlier termination of this Agreement, Seller shall not execute or enter into any new lease of any part of the Improvements, except in the normal course of business using Seller's standard form of lease and adhering to Seller's standard rental schedule or otherwise subject to Purchaser's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed;

                          (xx) that except in the ordinary course of business or as required by a governmental agency, Seller shall not place or permit to be placed on any portion of the Real Property any new improvements of any kind or remove or permit any improvements to be removed from the Real Property without the prior written consent of Purchaser, which consent may be granted or withheld for any reason;

                         (xxi) that Seller shall not restrict, rezone, file or modify any development plan or zoning plan or establish or participate in the establishment of any improvements district with respect to all or any portion of the Real Property without Purchaser's prior written consent, which consent may be granted or withheld for any reason;

                        (xxii) without Purchaser's prior written consent, which may be granted or withheld for any reason, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic's or materialmen's liens, and/or similar liens or encumbrances to arise or to be imposed upon the Property or any portion thereof;

                       (xxiii) that all information made available to Purchaser by Seller in accordance with this Agreement is, to Seller's actual knowledge, true, complete and accurate; and

                        (xxiv) that Seller has not assigned its rights hereunder to any other person, firm or entity and no further consent is necessary or required to make the Assignment of Leases and the Assignment of Contracts effective.

         (b) If Seller learns of anything that would make the representations and warranties set forth above untrue in any material respect prior to the Closing, Seller shall immediately notify Purchaser in writing. Upon written notice to Seller and Title Company within five (5) Business Days following receipt of Seller's notice, Purchaser shall be entitled to terminate this Agreement if Purchaser reasonably concludes that the Property will be adversely affected in any material respect, in which case Purchaser shall be entitled to an immediate return of the Earnest Money together with accrued interest thereon. After such disposition of the Earnest Money, the Escrow shall be canceled and neither party shall have any rights or responsibilities to the other except as otherwise expressly provided by this Agreement.

         (c) Each of the parties represents and warrants to the other that each of the persons executing this Agreement on behalf of the warranting party is authorized to do so; that the execution, delivery and performance of this Agreement will not conflict with, or result in a breach or other violation of, any contract, agreement or instrument to which Purchaser or Seller, as the case may be, is a party; and that upon execution, this Agreement shall be a valid obligation of, binding upon and enforceable against Purchaser or Seller, as the case may be.

         (d)  The  parties  hereto  make  the  following   representations   and
warranties with respect to the Employee Retirement Income Security Act of 1974, as amended (ERISA):

           (i) Seller's ERISA Representations. To the best knowledge of Seller, Seller is not an affiliate of Morgan Guaranty Trust Company of New York, a Delaware corporation (Morgan Guaranty), and the consummation of the transactions contemplated hereby shall constitute a reconfirmation of the truth and accuracy of the foregoing representation as of the Closing Date. From and after the date of this Agreement through and including the Closing Date, Seller covenants promptly to notify Purchaser should Seller reasonably anticipate becoming a party in interest with respect to any employee benefit plan which Purchaser has disclosed to Seller pursuant to Section 7(d)(ii) below as having more than ten percent (10%) interest in the Fund (as defined below), other than solely by reason of providing services to such plan (including services as a fiduciary) or by reason of a relationship to a service provider (including a fiduciary) described in Section 3(14) (F), (G), (H) or (I) of ERISA, or both, and Seller will take such steps as become necessary to prevent any transaction contemplated in this Agreement or related documents from being a prohibited transaction for Purchaser or Seller under ERISA.

          (ii) Purchaser's ERISA Representations.

         (A) The sole shareholder of Purchaser is the collective investment fund identified as Morgan Guaranty Trust Company of New York as Trustee under Declaration of Trust dated December 9, 1960, as amended for the Commingled Pension Trust Fund (J.P. Morgan Strategic Property Fund) (the Fund), consisting in whole or in part of assets invested by employee benefit plans, and all funds which will be used to make the purchase will be assets of such Fund. Morgan Guaranty is the sole trustee of, and has discretion over, the Fund.

         (B) Seller neither exercises nor has any discretionary authority, control, responsibility or influence with respect to the investment of plan assets in, or held by, the Fund.

         (C) To the best knowledge of Purchaser, there are currently no employee benefit plans having an interest in the Fund which, alone or together with the interests of any other employee benefit plans maintained by the same employer or employee organization in the Fund, exceeds ten percent (10%) of the total of all assets in such Fund.

         (D) From and after the date hereof and through and including the Closing Date, Purchaser will promptly notify Seller if any employee benefit plan, in Purchaser's judgment, may have or acquire an interest in the Fund which, alone or together with the interest of any other employee benefit plans maintained by the same employer or employee organization in the Fund, exceeds ten percent (10%) of the total of all assets in such Fund and shall promptly furnish to Seller a list containing (1) the name of each such plan and (2) an explanation of whether any portion of such interest in excess of ten percent (10%) results from an increase in the assets allocated to the Fund by such plan within the meaning of Section IV(h) of Prohibited Transaction Class Exemption 91-38.

         (iii) Definitions. For purposes of subsections (i) and (ii) hereof, the term "affiliate" shall mean (A) any person directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the person, (B) any officer, director, employee, relative of, or partner in such person, and (C) any corporation or partnership of which such person is an officer, director, partner or employee; the term "control" shall mean the power to exercise a controlling influence over the management or policies of a person other than an individual; the term "collective investment fund" shall mean a common or collective trust fund or pooled investment fund maintained by a bank or trust company; the term `employee benefit plan" shall have the meaning ascribed to it in Section 3(3) of ERISA; the term "prohibited transaction" shall have the meaning ascribed to Revenue Code; and the term "party in interest" shall have the meaning ascribed to it in Section 3(14) of ERISA and the meaning ascribed to "disqualified person" in Section 4975(a) of the Internal Revenue Code; and the term "party in interest" shall have the meaning ascribed to it in
Section  3(14) of ERISA and the  meaning  ascribed to  "disqualified  person" in
Section 4975(e)(2) of the Internal Revenue Code.


         (e) All representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement or the cancellation of this Agreement or Closing, as applicable. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any loss, damage, liability and expense, together with all court costs and attorneys' fees which Purchaser may incur, by reason of any third party claims asserted against Purchaser and based upon any material misrepresentation by Seller or any material breach of any of Seller's warranties; provided, however, that Seller's representations and indemnity obligations under this Section 7 shall survive for three (3) months after cancellation of this Agreement or Closing, as applicable, whereupon Seller's obligations shall terminate automatically unless Purchaser shall have delivered written notice of any asserted misrepresentations and/or breach of such warranties to Purchaser identifying such misrepresentation(s) and/or breach(es) with particularity within such three-month period and shall in addition have commenced an action thereon against Seller in the Court within four (4) months after cancellation of this Agreement or Closing, as applicable.

              Section 8. Purchaser's Acceptance of Property As-Is.

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND/OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY, AND ANY IMPROVEMENTS CONSTRUCTED THEREON, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (E) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, OR (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. EXCEPT FOR THOSE ITEMS OF SELLER'S DISCLOSURE DOCUMENTATION THAT HAVE BEEN PREPARED BY SELLER, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED TO PURCHASER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER'S DISCLOSURE DOCUMENTATION OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, SELLER IS NOT AND SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND/OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" CONDITION AND BASIS.

                         Section 9. Seller's Covenants.

         From and after the Effective Date until Closing, and so long as this Agreement remains in effect, Seller shall:

         (a) except as otherwise provided in Section 7(a), maintain, manage and operate the Property in accordance with the established practices of Seller and its property manager;

         (b) maintain the Property in its present condition, ordinary wear and tear and casualty loss excepted, and not remove any of the Personal Property from the Real Property except in the ordinary course of Seller's business;

         (c) maintain all casualty, liability and hazard insurance currently in force for the Property;

         (d) except as otherwise provided in Section 7(a), operate, manage and enter into contracts for the Property and maintain present services and sufficient supplies and equipment for the operation and maintenance of the Property, all in the same manner as that done by Seller and its property manager prior to the Effective Date; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days following notice to the vendor; and

         (e) except as otherwise provided in Section 7(a), not enter into any Lease of the Real Property and the Improvements other than in the ordinary course of Seller's business.

If Seller enters into leases or grants concessions in violation of this Section 9, Purchaser may either waive the violation or, as Purchaser's sole remedy, terminate this Agreement and require the return of the Earnest Money together with accrued interest thereon.

                             Section 10. Prorations.

         The following adjustments to the Purchase Price shall be made between Seller and Purchaser:

         (a) The following items, as applicable, shall be prorated between Purchaser and Seller on a per diem basis as of the Closing Date:

                    (i) all nondelinquent real estate taxes, installments of general and special assessments, homeowner's association dues, if any, and fire protection service charges, if any, due and payable in the calendar year in which Closing occurs, based upon the most recent information available to Seller. If Closing shall occur before the tax rate or assessment for the current year is fixed, the initial proration of such taxes or assessments shall be based upon the latest available information. Thereafter, when the actual tax rate for such current year becomes known, Seller and Purchaser shall, outside of escrow and after Closing, re-prorate any such taxes or assessments to the extent that the actual rate thereof was different than the rate used for prorations made at Closing and shall pay, one to the other, any adjustment due as a result of such re-proration;

                   (ii) current rents for the month in which the Closing occurs as actually paid, advance rentals, nonrefundable deposits and other charges, if any, payable by Tenants under the Leases; and

                  (iii) all charges for fuel, water, sewer, electricity and other utility services furnished to the Property which are not metered to Tenants. Seller, to the extent the same is obtainable, shall furnish meter readings for such utilities through the close of business on the day prior to the Closing. If any such meter readings are not so obtainable, then Seller shall provide meter readings as of a date not more than thirty (30) days prior to the Closing Date, and the proration of utility charges shall initially be based upon such prior reading. Upon the taking of actual meter readings first after Closing, such proration shall be readjusted outside of escrow after Closing and Seller or Purchaser, as the case may be, shall promptly pay to the other the amount determined to be so due upon such readjustment.

         (b) All other items of accrued or prepaid income and expense shall be prorated as of the Closing Date, on the basis of the most recent ascertainable amounts of or other reliable information for each item of income and expense. Seller and Purchaser shall duly cooperate with each other and the Title Company in making prorations, adjustments and credits pursuant to this Section 10 and shall, as requested by the Title Company, furnish to the Title Company such information as is in the possession of or obtainable by them to assist in making such prorations, adjustments or credits. In the event, for any reason beyond the reasonable control of the parties hereto, information necessary to calculate any proration, adjustment or credit for any item required to be prorated, adjusted or credited under this Section 10 is not available prior to Closing, then such items shall be prorated, adjusted or credited outside of escrow after Closing as soon as such information is available, and Seller and Purchaser shall duly cooperate with each other in regard thereto and shall pay, one to the other, any amounts which may be owing as a result of any such subsequent proration, adjustment or credit. In the event, at any time within six (6) months after Closing, errors shall be discovered in any prorations, adjustments or credits made pursuant to this Section 10, Seller and Purchaser shall correct such errors and shall pay, one to the other, any sums owning as a result of such correction.

         (c) For purposes of all prorations provided for in this Agreement, Seller shall be responsible for all days up to the Closing Date, and Purchaser shall be responsible for all days including and after the Closing Date. Except as otherwise expressly provided in this Agreement, all prorations shall be final.

         (d) Security deposits, including cleaning and pet deposits, and prepaid rent and any interest thereon, in the amounts set forth in the Leases (or if not set forth therein, as set forth on the Rent Roll) shall be credited to Purchaser at Closing.

         (e) If on the Closing Date any Tenant is delinquent in the payment of rent, including any additional rent billed but unpaid at the time of Closing, the delinquent rent attributable to the period prior to the Closing shall remain the property of Seller and be paid to Seller if, as and when collected by Purchaser out of the funds received by Purchaser from such Tenant, and no proration of such delinquent rent shall be made at Closing. For a period of one hundred eighty (180) days after Closing, Purchaser shall use reasonable efforts to attempt to collect and shall remit to Seller any such delinquent rents owing to Seller; provided, however, that (i) Purchaser shall be required only to periodically send bills to the Tenant(s) owing such delinquent rent and shall not be required to commence any litigation or undertake any other collection efforts in regard thereto; and (ii) in the event Purchaser collects rent from a person who owes rent for any period of time after Closing and for a period of time prior to Closing, all amounts collected from such person shall be applied first to the amount of rents owing by such person for the period of time after Closing and retained by Purchaser and only the excess, if any, shall be remitted to Seller.

         (f) Contemporaneously with the Closing, Seller shall deliver to Purchaser at the offices of Seller's property manager all originals (including computer discs and tapes) of books and records of accounts, contracts, leases, leasing correspondence, receipts for deposits, bills and other papers that pertain to the Property, together with all advertising materials, booklets, keys and other items, if any, used in the Property's operation, provided that Seller, at Seller's cost, may retain a copy of the foregoing items for tax reporting purposes. After the Closing and solely for the purposes of Section 10, Seller, upon at least five (5) days' prior written request to Purchaser, shall have the right to inspect the books and records for the Property located at the office of Purchaser and/or Purchaser's property manager to verify that Purchaser is remitting to Seller the proper amounts according to this Agreement and for any other purpose related to Seller's prior ownership of the Property.

         (g) The cost of any tenant improvements paid or incurred by Seller for Leases approved by Purchaser and executed after the date of this Agreement shall be paid in full by Seller at or before Closing. Seller shall supply to Purchaser and Title Company paid invoices and final lien waivers for all such tenant improvement work to the extent performed on or prior to the Closing Date. Any provision of this Agreement to the contrary notwithstanding, after the Effective Date, Seller shall not undertake any tenant improvement work on any Unit without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed.

                   Section 11. Transfer Taxes; Title Charges;
                 Other Closing Costs and Escrow Cancellation.

         (a) Seller and Purchaser agree to execute any real estate transfer declarations required by the state, county or municipality in which the Real Property is located. Seller shall pay: (i) one-half of the escrow charges of Title Company; (ii) one-half of the cost of recording the instruments of conveyance; and (iii) the portion of the premium charged for the Title Policy attributable to standard coverage. Purchaser shall pay all other costs of consummating this transaction, including without limitation the premium for the Title Policy in excess of standard coverage and for any endorsements required by Purchaser, all transfer taxes and other fees (if any) assessed by any governmental authority against the Real Property because of this sale and transfer, all sales and transfer taxes or other fees assessed by any governmental authority against the Personal Property (if any) and the cost of any municipal deed or transfer taxes (if any). The parties shall each pay their own attorneys' fees in regard to the negotiation and documentation of the Purchase Transaction.

         (b) If the Escrow fails to close because of a Seller's Event of Default, Seller shall be liable for the cancellation charge, if any, of Title Company. If the Escrow fails to close because of a Purchaser's Event of Default, Purchaser shall be liable for the cancellation charge, if any, of Title Company. If the Escrow fails to close for any other reason, Seller and Purchaser shall each be liable for one-half of the cancellation charge, if any, of Title Company.
                            Section 12. Risk of Loss.

         (a) Except as provided in any indemnity provisions of this Agreement, Seller shall bear all risk of loss for the Property up to the Closing.

         (b) The foregoing to the contrary notwithstanding, if the Property is damaged by fire or other casualty prior to the Closing Date and is insured under one or more fire or casualty insurance policies maintained by Seller, and if Seller determines, in Seller's reasonable good faith discretion, that repair of the Property would cost less than Three Hundred Thousand Dollars ($300,000.00) (Loss Threshold), Purchaser shall not have the right to terminate this Agreement and Seller, in Seller's sole discretion, may elect either: (i) to repair and restore the Property to its condition immediately preceding the fire or casualty; or (ii) to proceed to close this Purchase Transaction without reduction in the Purchase Price provided that, as a condition precedent thereto and in a form acceptable to Purchaser in Purchaser's reasonable discretion, Seller assigns and transfers to Purchaser on the Closing Date all of Seller's right, title and interest in and to the insurance proceeds paid or payable to Seller under the policy or policies covering the damage and pays to Purchaser the amount of Seller's deductible under the insurance policy or policies.

         (c) However, if the Property is damaged by fire or other casualty prior to the Closing Date and is insured under one or more fire or casualty insurance policies maintained by Seller, and if Seller determines, in Seller's reasonable good faith discretion, that the repair of the damage would cost an amount equal to or in excess of the Loss Threshold, Purchaser, in Purchaser's sole discretion, may elect either: (i) to terminate this Agreement and have the Title Company immediately return the Earnest Money together with accrued interest thereon to Purchaser; or (ii) to proceed to close this Purchase Transaction, without reduction in the Purchase Price, and, as a condition precedent thereto and in a form acceptable to Purchaser in Purchaser's reasonable discretion, have Seller assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to the insurance proceeds paid or payable to Seller under the policy or policies covering the damage and Seller shall pay to Purchaser the amount of Seller's deductible under the insurance policy or policies.

         (d) Immediately after Seller obtains notice of any fire or casualty, Seller shall notify Purchaser thereof in writing, including Seller's reasonable determination of the repair cost; provided, however, that in the event Purchaser shall in good faith dispute the repair cost so determined by Seller, Purchaser shall immediately notify Seller of such dispute, in which event Seller shall as soon as practicable obtain three (3) bids to repair such damage from reputable contractors acceptable to Purchaser in Purchaser's reasonable discretion and licensed in the State of Arizona and furnish copies thereof to Purchaser. The average of the two bids that are the closest to each other shall be determinative as to whether the Loss Threshold shall have been exceeded. If the repair cost so determined exceeds the Loss Threshold, Purchaser shall notify Seller in writing within fifteen (15) Business Days after Purchaser's receipt of Seller's notice whether Purchaser elects to terminate this Agreement in accordance with this Section 12. Closing shall be delayed, if necessary, to allow Purchaser to make such election. If Purchaser fails to notify Seller of Purchaser's election within such fifteen-day period, Purchaser shall be deemed to have elected to terminate this Agreement.

                            Section 13. Condemnation.

         (a)  If,   between  the  Effective  Date  and  the  Closing  Date,  any condemnation or eminent domain proceedings are commenced or threatened that might result in the taking of all or any material part of the Real Property or the Improvements or the taking or closing of any access right to the Property, Purchaser, in Purchaser's sole discretion, may either:

                   (i) terminate this Agreement by written notice to Seller and have the Title Company return the Earnest Money together with accrued interest thereon; or

                  (ii) proceed with the Closing and, as a condition precedent thereto and in a form acceptable to Purchaser, in Purchaser's sole discretion, have Seller assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made for the condemnation or eminent domain action.

         (b) Immediately after Seller obtains notice of the commencement or the threatened commencement of eminent domain or condemnation proceedings, Seller shall notify Purchaser in writing. Purchaser shall then notify Seller, within fifteen (15) Business Days after Purchaser's receipt of Seller's notice, whether Purchaser elects to terminate this Agreement in accordance with Section 13(a)(i). Closing shall be delayed, if necessary, to allow Purchaser to make such election. If Purchaser fails to make the election within such fifteen-day period, Purchaser shall be deemed to have elected to terminate this Agreement.

                              Section 14. Default.

         (a) Purchaser shall be in default under this Agreement (a Purchaser's Event of Default) if any of the following events shall occur:

                    (i) If Purchaser shall be obligated to close the Escrow pursuant to the terms of this Agreement and Purchaser fails to pay the Purchase Price and to close the Escrow on the date scheduled therefor as provided in this Agreement;

                   (ii) Purchaser shall fail to pay any monies due in accordance with this Agreement (other than the obligations referenced in Subparagraph (i)) by 5:00 p.m. MST on the stated due date; or

                  (iii) Purchaser shall fail to fully and timely perform any of Purchaser's obligations (other than the monetary obligations referenced in Subparagraphs (i) and (ii)) arising under this Agreement by 5:00 p.m. MST on the fifth (5th) Business Day after Purchaser's receipt of written notice from Seller specifying Purchaser's nonperformance.

         (b) Seller shall be in default under this Agreement (a Seller's Event of Default) if any of the following events shall occur:

                     (i) If Seller shall be obligated to close the Escrow pursuant to the terms of this Agreement and Seller fails to close the Escrow on the date scheduled therefor as provided in this Agreement;

                    (ii) Seller shall fail to fully and timely perform any of Seller's obligations arising under this Agreement (other than the obligations referenced in Subparagraph (i)) and such failure shall continue past 5:00 p.m. MST on the fifth (5th) Business Day after Seller's receipt of written notice from Purchaser specifying Seller's nonperformance; or

                   (iii) any representation of Seller becomes untrue in any material respect and Seller fails to cure such untruth in accordance with
Section 7(b).

         (c) If a Seller's Event of Default shall exist, Purchaser, at Purchaser's sole option and as Purchaser's sole remedies, may (i) cancel this Agreement by written notice to Seller and Title Company whereupon the Earnest Money plus interest thereon shall be paid immediately by Title Company to Purchaser and, except as otherwise provided in this Agreement as to any Survival Item, neither Purchaser nor Seller shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller by delivering the Purchase Price into the Escrow; provided, however, that as conditions precedent to such action for specific performance: [a] no uncured Purchaser's Event of Default shall exist and no event shall have occurred which with the passage of time or with notice, or both, could become a Purchaser's Event of Default; and [b] Purchaser shall not seek to amend the Purchase Price in such action, in which event the Closing shall be automatically extended as necessary.

         (d) If a Purchaser's Event of Default shall exist, as Seller's sole remedy (in lieu of any other legal or equitable remedies against Purchaser which Seller expressly waives except as hereinafter provided otherwise) Seller shall be entitled to retain the Earnest Money only in accordance with Section 3(b) as Seller's agreed and total liquidated damages unless Purchaser objects to, fails to cooperate with or otherwise opposes Seller's withdrawal of such Earnest Money out of the Escrow, in which event Seller shall have all of the remedies otherwise available to Seller at law or in equity.

                              Section 15. Notices.

         All notices under this Agreement shall be in writing and sent by: (a) certified or registered mail, postage prepaid and return receipt requested, in which case notice shall be deemed delivered at the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, (b) by a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with that courier, or (c) telecopy or similar means, if a copy of the notice is also sent by United States certified mail, in which case notice shall be deemed delivered on the date of confirmed receipt, as follows:

         If to Seller:

                  c/o L'Auberge Communities Inc.
                  14988 North 78th Way, Suite 211
                  Scottsdale, Arizona 85260
                  Attention:  Stephen B. Boyle
                  Facsimile No.: (602) 607-9773


         With a copy to:

                  Hughes Hubbard & Reed LLP
                  350 South Grand Avenue, Suite 3600
                  Los Angeles, California 90071-3442
                  Attention:  George A. Furst, Esq.
                  Facsimile No.: (213) 613-2950

         If to Purchaser:

                  Tucson Realty Holding Co., Inc.
                  c/o J.P. Morgan Investment Management, Inc.
                  522 Fifth Avenue
                  New York, New York 10036
                  Attention:  Kevin J. Faxon
                  Facsimile No.: (212) 837-2604

         With a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  695 Town Center Drive, 17th Floor
                  Costa Mesa, California 92626-1924
                  Attention:  Janet Toll Davidson, Esq.
                  Facsimile: (714) 979-1921

         The addresses above may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of the notice by the addressee thereof. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

                          Section 16. Time of Essence.

         Time is of the essence in this Agreement and the performance of each and every obligation hereunder. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

                      Section 17. Termination of Agreement.

         If triplicate fully executed originals of this Agreement have not been delivered by Purchaser to Seller by 5:00 p.m. MST on January 23, 1998 for immediate deposit by Purchaser with Title Company along with the Earnest Money, this Agreement shall automatically be deemed revoked and null and void.

                 Section 18. Governing Law; Jurisdiction; Venue.

         This Agreement shall be governed by and construed in accordance with Arizona law. In regard to any litigation which may arise in regard to this Agreement, the parties shall and do hereby submit to the sole jurisdiction of and the parties hereby agree that the sole proper venue shall be in the Court.

               Section 19. Counterparts and Facsimile Signatures.

         (a) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (b) The execution of this Agreement by the parties may be evidenced by facsimile signatures with originals to be immediately distributed thereafter albeit the Agreement may be deemed binding upon transmittal of the facsimiles.

                              Section 20. Captions.

         The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of its provisions.

                           Section 21. Assignability.

         (a) Purchaser shall not have the right to assign this Agreement or any of Purchaser's rights under this Agreement prior to Closing to any person or entity without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole discretion. In the event of such an assignment: (i) such assignee shall assume Purchaser's duties and obligations under this Agreement by delivering to Seller and Title Company duplicate originals of an assumption agreement in form and substance reasonably acceptable to Seller, (ii) Purchaser shall not be released from any of its obligations under this Agreement, (iii) Seller shall not incur any additional expense because of such assignment and (iv) such assignment shall not delay the Closing.
         (b) Seller shall not have the right or authority to assign this Agreement or any of Seller's rights under this Agreement prior to Closing to any person or entity without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser's sole discretion. In the event Purchaser consents to such an assignment, (i) such consent may be conditioned upon the assignee's assumption of Seller's duties and obligations under this Agreement by delivery to Purchaser and Title Company of duplicate originals of an assumption agreement in form and substance reasonably acceptable to Purchaser, (ii) Seller shall not be released from any of its obligations under this Agreement, (iii) Purchaser shall not incur any additional expense because of such assignment and (iv) such assignment shall not delay the Closing.

                           Section 22. Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, heirs and permitted assigns, subject to the provisions of Section 21 hereof.

                       Section 23. Modifications; Waiver.

         No waiver, modification, amendment, discharge or other change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge or other change is sought.

                          Section 24. Entire Agreement.

         This Agreement and the exhibits attached hereto contain the entire agreement between the parties relating to the Purchase Transaction. All prior or contemporaneous letters of intent (including but not limited to that certain non-binding letter of intent, agreements, understandings, representations or statements, whether oral or written, with respect to the subject matter hereof are superseded hereby.

               Section 25. Partial Invalidity; Further Assurances.

                  If any provision of this Agreement shall be determined by any court to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in this Agreement. Prior to and after the Closing, the parties hereto agree to take such action and execute, acknowledge, file and record any additional documents reasonably necessary to effectuate the terms and provisions of this Agreement.

                              Section 26. Survival.

         Except as expressly provided in this Agreement to the contrary, all representations, warranties, covenants, agreements and other obligations of Seller and Purchaser in this Agreement shall not survive the Closing of the Purchase Transaction.

                       Section 27. No Third-Party Rights.

         Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies.

                          Section 28. Attorneys' Fees.

         If any legal action or any other proceeding, including without limitation an action for declaratory relief, is brought to enforce this Agreement or any rights or obligations hereunder or because of a dispute, breach, default or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in that action or proceeding (including without limitation any appeal or post-judgment enforcement proceedings), in addition to any other relief to which that party may be entitled. "Prevailing party" shall include the party determined to be the prevailing party by the Court.

                               Section 29. Broker.

         Seller and Purchaser each represent and warrant to the other that it has not had any dealings with any broker, finder or other party concerning Purchaser's purchase of the Property, except Amercon Realty Services, Inc. (Seller's Broker). Seller agrees to pay at Closing a commission to Seller's Broker pursuant to a separate agreement between Seller and Seller's Broker, a copy of which shall be deposited in escrow on or before Closing if Seller's Broker is to be paid through escrow at Closing. Seller and Purchaser each agree to defend, indemnify and hold the other harmless from and against any such all loss, liability, damage, cost or expense, including without limitation reasonable attorneys' fees, incurred by the other as a result of any claim arising out of the acts of the indemnifying party, or others on that party's behalf, for a commission, finder's fee or similar compensation made by any broker (including Seller's Broker), finder or any person who claims to have dealt with the indemnifying party. The representations, warranties and covenants contained in this Section 29 shall survive the Closing or termination of this Agreement.

                         Section 30. Opening of Escrow.

         The term "Opening of Escrow" shall mean the date of delivery to Title Company of triplicate fully executed originals of this Agreement by Seller and Purchaser together with the delivery by Purchaser to Title Company of the Earnest Money.

                              Section 31. Exhibits.

         The following exhibits have been attached to this Agreement and incorporated herein by reference:

         Exhibit A -- Legal Description
         Exhibit B -- Diagram of the Property and Improvements Exhibit C -- Schedule of Personal Property Exhibit D -- Form of Special Warranty Deed Exhibit E -- Form of Bill of Sale Exhibit F -- Form of Assignment of Leases Exhibit G -- Assignment of Tradename and Trademark Rights Exhibit H -- Form of Assignment of Intangible Property Exhibit I -- Form of Tenant Letters Exhibit J -- Certificate of Rent Roll Exhibit K -- Form of Non-Foreign Affidavit Exhibit L -- Form of Affidavit of Value

                        Section 32. Form of Title Policy.

         The Title Policy to be issued by Title Company shall be Title Company's most current form unless otherwise requested by Purchaser. A specimen of the Title Policy is to be delivered to Purchaser within ten (10) days following the delivery of the Preliminary Report to the parties. The Policy may include, among other things, the following endorsements which are also to be delivered to Purchaser at Purchaser's cost: (i) a survey endorsement to the effect that the insured legal description and the legal description in the Survey describe one and the same property; (ii) if necessary, a patent endorsement; (iii) if necessary, an endorsement insuring against archaic deed restrictions; and (iv) if necessary, the owner's equivalent of an Arizona 3R and 5 endorsement.

                 Section 33. No Partnership or Other Liability.

         Any and all provisions, implications, or interpretations of or from this Agreement to the contrary notwithstanding, no partnership, joint venture or other relationship is created, implied or acknowledged between or among the parties.

             Section 34. General Provisions Regarding Title Company.

         (a) Title Company will make all adjustments and/or prorations on the basis of the actual number of days in a month, and by credit and/or debit to the respective accounts of Seller and Purchaser in the Escrow.

         (b) For purposes of the instructions to Title Company, the expression "Closing" shall mean the date on which the Deed is recorded.

         (c) Title Company shall: (i) make disbursements by wire transfer of federal funds; (ii) mail instruments to the addresses of the parties shown above, unless Title Company is instructed otherwise; and (iii) wire funds to Seller by wire transfer as directed by Seller.

         (d) No change of instructions shall be of any effect on Title Company unless given in writing by all of the parties hereto. In the event conflicting demands are made or conflicting notices served upon Title Company with respect to the Escrow, the parties expressly agree that Title Company shall have the absolute right at Title Company's election to do either or both of the following: (i) withhold and stop all further proceedings in, and performance of, the Escrow; or (ii) file a suit in interpleader and obtain an order from the Court requiring the parties to interplead and litigate in the Court their several claims and rights among themselves. In the event such interpleader suit is brought, Title Company shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon Title Company in the Escrow, and the parties jointly and severally agree to pay all reasonable costs, expenses and reasonable attorneys' fees expended or incurred by Title Company, the amount thereof to be fixed and a judgment therefor entered by the Court in such suit.

         (e) Except for Title Company's negligence, fraud, willful misconduct or breach of contract, Title Company shall not be held liable for the identity, authority or rights of any person executing any document deposited in the Escrow, or for failure by Seller or Purchaser to comply with any of the provisions of any agreement, contract or other instrument deposited in the Escrow, and Title Company's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by Title Company as escrow holder and to the disposition of same in accordance with the written instructions accepted by Title Company in the Escrow.

         (f) It is agreed by the parties to this Agreement that so far as Title Company's rights and liabilities are concerned, this transaction is an escrow and not any other legal relation.

                 Section 35. Conditions to Seller's Performance.

         Notwithstanding   anything  contained  herein  to  the  contrary,   the
obligations of Seller hereunder are subject to and conditioned upon the satisfaction (or waiver in writing by Seller) of the following conditions:

         (a) The procurement of the consent of a majority in interest of the limited partners of Seller to the Purchase Transaction. Seller shall use diligent efforts to obtain such consent. If Seller shall not have received such consent within sixty (60) days after the Opening of Escrow and provided evidence thereof to Purchaser, Purchaser may upon written notice to Seller terminate this Agreement whereupon the Earnest Money plus interest thereon and (provided that Purchaser shall have elected to purchase the Property at or prior to the expiration of the Due Diligence Period) reimbursement of Purchaser's reasonable out-of-pocket expenses actually paid to third parties in connection with Purchaser's due diligence investigation and documented to Seller's reasonable satisfaction (such reimbursement, however, in no event to exceed Fifteen Thousand Dollars ($15,000.00) in the aggregate) shall be paid immediately by Title Company to Purchaser, and except as otherwise provided in this Agreement as to any Survival Item, neither Purchaser nor Seller shall have any further liability or obligation hereunder.

         (b) The lapse or other extinguishment of the rights of first refusal in favor of the joint venture partners of Seller contained in that certain Joint Venture Agreement of Canyon View Joint Venture dated December 30, 1985, and in that Joint Venture Agreement of Canyon View East dated December 14, 1987. Unless such rights of first refusal shall have lapsed or otherwise been extinguished and Purchaser shall have been furnished with evidence of such lapse or other extinguishment within thirty (30) days after the Opening of Escrow, Purchaser may upon written notice to Seller terminate this Agreement whereupon the Earnest Money plus interest thereon and (provided that Purchaser shall have elected to purchase the Property at or prior to the expiration of the Due Diligence Period) reimbursement of Purchaser's reasonable out-of-pocket expenses actually paid to third parties in connection with Purchaser's due diligence investigation and documented to Seller's reasonable satisfaction (such reimbursement, however, in no event to exceed Fifteen Thousand Dollars ($15,000.00) in the aggregate) shall be paid immediately by Title Company to Purchaser, and except as otherwise provided in this Agreement as to any Survival Item, neither Purchaser nor Seller shall have any further liability or obligation hereunder.


         (c) In no event shall Purchaser be reimbursed under both of Setions 35(a) and 35(b).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

"PURCHASER"

TUCSON REALTY HOLDING CO., INC.,
a Delaware corporation

By:      /s/ Kevin J. Faxon__________________
         Name: Kevin J. Faxon
         Title: Vice President

                                                      [Signatures continued.]

"SELLER"

CANYON VIEW JOINT VENTURE,
an Arizona joint venture partnership

By:      Development Partners
         (A Massachusetts Limited Partnership),
         a Massachusetts limited partnership,
         Managing Venturer

         By:      GP L'Auberge Communities, L.P.,
                  a California limited partnership,
                  General Partner

                  By:      L'Auberge Communities Inc.,
                           a California corporation
                           General Partner

                           By:      /s/ Stephen B. Boyle_____________
                                    Name: Stephen B. Boyle
                                    Title: President



CANYON VIEW EAST JOINT VENTURE,
an Arizona joint venture partnership

By:      Development Partners II
         (A Massachusetts Limited Partnership),
         a Massachusetts limited partnership,
         Managing Venturer

         By:      GP L'Auberge Communities, L.P.,
                  a California limited partnership,
                  General Partner

                  By:      L'Auberge Communities Inc.,
                           a California corporation
                           its general partner

                           By:      /s/ Stephen B. Boyle_____________
                                    Name: Stephen B. Boyle
                                    Title: President

                           TITLE COMPANY'S ACCEPTANCE

         The foregoing fully executed Agreement together with the Earnest Money is accepted by the undersigned this 23rd day of February, 1998, which for the purposes of this Agreement shall be deemed to be the date of "Opening of Escrow".

                                           CHICAGO TITLE INSURANCE COMPANY,
                                              a Delaware corporation



                                         By:      /s/ Kathy Covert_____________
                                                  Name: Kathy Covert
                                                  Its: Escrow Officer